UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2006

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

          On March 17, 2006, the Compensation and Corporate Governance Committee ("C&CGC") of the Board of Directors of PPL Corporation (the "Company") established the 2006 annual performance goals and business criteria for incentive awards to its executive officers. The C&CGC will measure the achievement of the performance goals and business criteria and any resulting incentive awards will be made to the executive officers in January 2007.

          Short-term Incentive Cash Awards

          For the annual incentive cash (i.e., bonus) awards to be made pursuant to the Company's Short-term Incentive Plan, the following award targets as a percentage of base salary have been established for the following executive officers: Chief Executive Officer-100%; President-75%; Executive Vice President-65%; and Senior Vice Presidents and Presidents of principal operating subsidiaries-50%. The annual incentive cash awards will be made by applying these target percentages to the percentage of goal attainment as determined by the C&CGC. The goal categories for 2006 include specific financial and operational measures for the Company and its subsidiaries designed to enhance the Company's position for success in the competitive market. The weightings for each of these categories will be generally allocated 60% to the Company's earnings per share and enhanced shareowner value, and 40% to the financial and operational performance of the Company's principal operating subsidiaries. In the case of the Presidents of principal operating subsidiaries, more weight will be given to the performance in 2006 of the particular operating subsidiary for which each is a President.

          Long-term Incentive Equity Awards

          The long-term incentive equity awards to be made to executive officers pursuant to the Company's Incentive Compensation Plan will consist of (i) two restricted stock unit awards that represent delivery of a specified number of shares of the Company’s common stock following a three-year restriction period, and (ii) one stock option award that will become exercisable for the Company’s common stock in equal installments over a three-year period from the date of grant. One of the grants of restricted stock units will be based on the achievement of sustained financial and operational results, which will be determined by averaging the most recent three years of annual performance measures used for the annual short-term incentive cash awards. The second grant of restricted stock units will be based on the achievement of specific strategic objectives to increase shareowner value through implementation of certain long-term corporate initiatives, including actions to (i) influence the evolution of government policies toward more competitive markets; (ii) structure the Company internally to enable the Company to respond to wholesale trading opportunities after 2009, when the existing long-term energy sales contracts between PPL Electric Utilities Corporation and PPL EnergyPlus, LLC (the “PLR contracts”) expire, and develop and retain management and technical skills necessary to permit continued growth of the Company; and (iii) implement necessary actions to position the Company in the marketplace to successfully benefit from the expiration of the PLR contracts. The exercise price of the stock option awards will be the fair market value of the Company’s common stock on the date of grant.

  The following long-term incentive equity award targets as a percentage of base salary have been established for the following executive officers:

Long-term Incentive Program	Restricted Stock Units		Stock Options
	(Targets as % of Salary)
Position	Sustained Financial and Operational Results	Strategic Objectives Results	Stock Price Performance
Chief Executive Officer	75%	75%	150%
President	60%	60%	120%
Executive Vice President	60%	60%	120%
Senior Vice Presidents and Presidents of principal operating subsidiaries	40%	40%	80%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Matt Simmons Matt Simmons Vice President and Controller

Dated: March 23, 2006